Exhibit 5.2





                                 March 29, 2005



Access Integrated Technologies, Inc.
55 Madison Avenue, Suite 300
Morristown, NJ 07960


Ladies and Gentlemen:

     I am Senior Vice President, General Counsel and Secretary of Access Integrated Technologies, Inc., a Delaware corporation (the "Corporation"), and have acted in such capacity in connection with the post-effective amendment to the Registration Statement on Form SB-2 (the "Registration Statement") to be filed by the Corporation on the date hereof with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act"). The Registration Statement relates to 120,000 shares of the Corporation's Class A common stock, $0.001 par value per share (the "Shares"), issuable upon the exercise of certain warrants (the "Warrant Certificates") issued by the Company pursuant to the Underwriter's Warrant Agreement (the "Warrant Agreement"), dated as of November 14, 2003, by and between the Corporation and Joseph Gunnar & Co., LLC (the "Underwriter").

     In connection with this opinion, I have examined and relied upon: (i) the Registration Statement, together with exhibits and schedules thereto, in the form to be filed with the Commission; (ii) the Warrant Agreement; (iii) the Underwriting Agreement, dated as of November 14, 2003, by and among the Corporation, the Underwriter and the other members of the underwriting group named thereon; (iv) Warrant Certificates (collectively (i), (ii), (iii) and (iv) are the "Transaction Documents"); (v) the Certificate of Incorporation and Bylaws, as amended to date, of the Corporation and the minute books, stock records and records of corporate proceedings of the Corporation; (vi) originals or copies certified or otherwise identified to my satisfaction of such records, agreements, instruments and certificates of public officials as I have deemed necessary and relevant to form the basis for my opinion herein; and (vii) representations and warranties contained in or made pursuant to the Transaction Documents.

     In my examination, I have assumed, and express no opinion as to, the genuineness of all signatures appearing on the documents examined by me, except those on behalf of the Corporation, the authenticity and completeness of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal competence or capacity of all natural persons.

     My opinion expressed below is subject to the qualification that I express no opinion as to any law other than the corporate laws of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, I express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is my opinion that the Shares have been duly authorized and, when issued in accordance with the Warrant Agreement and the Warrant Certificates, the Shares will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to me in the Prospectus included therein under the caption "Legal Matters". In giving such consent, I do not admit that I am in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, nor do I admit that I am an expert with respect to any part of the Registration Statement or prospectus within the meaning of the term "expert" as defined in Section 11 of the Act or the rules and regulations promulgated thereunder.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.




                                                     Very truly yours,


                                                     /s/ Gary S. Loffredo


                                                     Gary S. Loffredo
                                                     General Counsel